SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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TALON INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TALON INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	2 p.m. Pacific Daylight Time on June 8, 2017

PLACE	TALON INTERNATIONAL, INC.
Conference Center, Suite 270
21900 Burbank Boulevard,
Woodland Hills, California 91367

ITEMS OF BUSINESS	(1) Election of four directors to hold office for the ensuing year and until their successors are duly elected;
(2) To hold an advisory vote on executive compensation;
(3) To ratify the selection of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
(4) To transact such other business as may properly be brought before the meeting any adjournments.

RECORD DATE	You can vote if you were a stockholder of the Company at the close of business on April 18, 2017.

PROXY VOTING

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a proxy (a “Proxy”), executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California

April 19, 2017	/s/ Larry Dyne
Larry Dyne
Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
WWW.TALONZIPPERS.COM/INVESTORS/

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

These Proxy materials are being delivered in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at our 2017 annual meeting of stockholders (the “Annual Meeting”) and at any adjournments or postponements.

You are invited to attend our Annual Meeting on June 8, 2017, beginning at 2 p.m. Pacific Daylight Time. The meeting will be held at our Corporate Conference Center located at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

Record Date and Stockholders Entitled to Vote

Holders of our common stock at the close of business on April 18, 2017 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting. As of April 18, 2017, there were 92,274,255 shares of Common Stock outstanding.

Mailing of Proxy Statements

We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about May 9, 2017.

Proxies

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at its principal executive office, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. If by the date of the Annual Meeting we do not receive proxies representing sufficient shares to constitute a quorum, the Chairman of the Meeting, or the stockholders entitled to vote at the meeting, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting and Required Votes

Each share of Talon common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

If a quorum is present, a plurality of the shares voting will be sufficient to elect the director nominees (Proposal No. 1). This means that the four nominees for director receiving the highest number of votes “for” election will be elected. Approval of the advisory vote on executive compensation (Proposal No. 2) and ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

Other Matters

At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Annual Meeting. As of the date hereof, no stockholder proposal has been submitted, and management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Proposal NUMBER 1:     ELECTION OF DIRECTORS

Proposal No. 1 is the re-election of four members of our Board of Directors.

Our bylaws provide that the authorized number of directors is a minimum of two and a maximum of nine, with the exact number set by our Board. Currently, the authorized number of directors of the Company is four and there are four Board members.

The four nominees for director receiving the highest number of votes at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified, or until his or her earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.

The Board of Directors proposes the election of each of the following nominees as directors, all of whom currently serve on the Board of Directors:

Mark Dyne

Larry Dyne

David Ellis

Robert L. Golden

If elected, Mark Dyne, Larry Dyne, David Ellis and Robert L. Golden are expected to serve until the 2018 annual meeting of stockholders. The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors (and director nominees) as of April 18, 2017.

Name	Age	Position
Directors:
Mark Dyne (1)	56	Chairman of the Board of Directors
Larry Dyne (1) (2)	44	Chief Executive Officer and Director
David Ellis	53	Director
Robert L. Golden	54	Director

Other Executive Officers:
Gary Dyne (2)	60	Executive Vice President of Global Sales
Peter Vaz	48	Executive Vice President of Asia Operations
Jamey Johns	50	Chief Accounting Officer and Vice President, Corporate Controller
Daniel Ryu	50	Chief Strategy Officer, Secretary

(1)     Mark Dyne and Larry Dyne are brothers.

(2)     Gary Dyne and Larry Dyne are first cousins.

Board of Director Nominees:

Mark Dyne

Mr. Dyne has served as Chairman of the Board of Directors since 1997.  Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of Europlay Capital Advisors, LLC, a merchant banking and advisory firm.  Mr. Dyne previously served on the Board of Directors of Skype Global S.a.r.l. the world’s leader in V.O.I.P. communications. Mr. Dyne was also previously Chairman and Chief Executive Officer of Sega Gaming Technology Inc. (USA), and Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd. Mr. Dyne was a founder and former director of Sega Ozisoft Pty Ltd. Mr. Dyne was nominated to our Board of Directors for his extensive domestic and international management experience.

Larry Dyne

Larry Dyne is our Chief Executive Officer and has served as our interim Chief Financial Officer since July 22, 2016. Mr. Dyne previously served as our President from 2009 until his appointment as Chief Executive Officer in April 2015. Mr. Dyne has been our employee since 1997, and an employee of a predecessor company since 1992. Over his tenure, Mr. Dyne has filled a number of roles with us including Executive Vice President of Sales as well as Vice President of Product Development and Global Sourcing, and Vice President of Trim Sales with responsibility for all domestic print production. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world’s top brands and clothing retailers.

David Ellis

David Ellis has served on our Board of Directors since October 2010. Mr. Ellis is a co-founder of GemCap, a provider of asset-based loans, ranging from $1 million to $10 million, as a senior-secured lender. Through 2006, Mr. Ellis served as the President of Buxbaum Group. Mr. Ellis has twenty years of experience in the acquisition, insolvency and turnaround management businesses during which he built several international businesses, with an emphasis in the apparel industry. Mr. Ellis was nominated to our Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his financial and investment management expertise.

Robert L. Golden

Robert Golden joined our Board of Directors in September 2013.  Mr. Golden has served as a partner at the accounting firm of Cohen, Bender & Golden, LLP in Los Angeles, California since 2015. Previously, Mr. Golden served as a partner at the accounting firm of Fenton & Ross in Los Angeles, California during 2013-2015. Mr. Golden has also served as Chief Financial Officer, since 2008, for Promo Shop, Inc., a promotional merchandising and marketing services company that provides creative branded merchandise and custom premiums. From 2004 to 2012, Mr. Golden was a Principal with the accounting firm of Saffer & Flint A.C. in Los Angeles. Prior to 2004, Mr. Golden spent nearly 20 years with national and regional accounting firms beginning with Ernst & Young in 1984. Mr. Golden is licensed as a Certified Public Accountant.  Mr. Golden earned his Bachelor of Science in Business Administration with an emphasis in Accounting from the University of Southern California. Mr. Golden was nominated to our Board of Directors for his extensive management experience, knowledge of associated industry practices and trends, and for his financial management expertise.

Other Executive Officers:

Gary Dyne

Gary Dyne was appointed Executive Vice President Global Sales in April 2015. He has been our employee since 2002 and previously served as Vice President of Sales and Marketing. Mr. Dyne is responsible for driving and accelerating sales strategies from implementation to execution. Mr. Dyne has extensive knowledge of our industry and leadership expertise managing a global sales team. In addition to managing our global sales team, Mr. Dyne is also responsible for managing many of the company’s key accounts. He has developed long term key relationships with customers both domestically and internationally.

Peter Vaz

Peter Vaz was appointed as our Executive Vice President Asia Operations in May 2015 and has served as Vice President Asia Sales since January 2011. Mr. Vaz has been with Talon since September 2006 and was formerly Director of Trims Operations until December 2010 overseeing Product Development, Supply Chain Management, Quality Assurance and Logistics. With over 20 years of industry experience, Mr. Vaz has fostered relationships across Asia with supply chain partners, clothing manufacturers and global brands. Mr. Vaz earned his Master in Business Administration from the University of Western Sydney, Australia after completing his Bachelor in Commerce with an accounting focus from Bombay University.

Jamey Johns

Jamey Johns was appointed as our Chief Accounting Officer on April 7, 2016. Mr. Johns has also served as our Vice President, Corporate Controller since March 21, 2016. Prior to joining us, Mr. Johns was Controller of K-Swiss Global Brands Inc. from 2015 to 2016, a leading global provider of athletic footwear and apparel and Vice President of Finance and Corporate Controller for Reiter Affiliated Companies from 2010 until 2014, a leading agricultural producer of fresh berries. Mr. Johns is licensed as a Certified Public Accountant in the state of California. He completed an MBA program in Finance with the College of Business and Economics at California State University East Bay in 2002 and earned a Bachelor of Science in Accounting at the University of Redlands in Redlands, California in 1989.

Daniel Ryu

Mr. Ryu has over 25 years of experience in business operations, leadership and strategic planning. Most recently, Mr. Ryu served as Chief Operating Officer of Fanatics, Inc., an online retailer of licensed sports apparel and merchandise, from 2013 until July 2016. Previously, from 2010 to 2013, Mr. Ryu was Head of Operations and Planning at Oakley, Inc., a wholly owned subsidiary of Luxottica Group SpA (NYSE: LUX) and a global provider of apparel, footwear and fashion accessories. He holds a Bachelor of Science degree in Managerial Science and a Master of Science degree in Management, both from the Massachusetts Institute of Technology.

Board Meetings, Board Committees and Director Independence

Our Board of Directors includes two “independent” directors as that term is defined in Section 5605 of the NASDAQ Marketplace Rules applicable to companies listed on The NASDAQ Stock Market. Our Board of Directors has determined that each of Messrs. Ellis and Golden are independent and were independent at all times during 2016 while serving on the Board. Neither Larry Dyne nor Mark Dyne qualify as independent because Larry Dyne is a company employee and Mark Dyne is Larry Dyne’s brother.

In 2016, the Board of Directors held five meetings. Each director serving at that time attended at least 75% of all the meetings of the Board of Directors. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, each director is encouraged to attend the annual meeting of stockholders. One director was present at the 2016 annual meeting of stockholders.

We do not currently maintain separately designated audit, compensation, nominating or governance committees of the Board of Directors or charters for such committees. The Board of Directors has determined that these committees were not necessary in light of the composition of the Board and concentration of voting power among a single or small number of stockholders. The functions customarily delegated to these committees are performed by our full Board of Directors.

The Board forms ad hoc committees from time to time to assist our Board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate.

The Company is not a “listed company” under SEC rules and is therefore not required to have a separate audit committee comprised of independent directors. Our full Board of Directors performs the functions of the audit committee. The Company has, however, determined that as of December 31, 2016, each of Messrs. Ellis and Golden is “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules applicable to companies listed on The NASDAQ Stock Market, and has also determined that each of Messrs. Ellis and Golden is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The director biographies included above describe the relevant experience of each director.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at Talon. The Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

The Board is led by the Chairman, Mark Dyne, who became a member of our Board in 1997. The benefits of Mr. Dyne’s leadership of the Board stem both from his long-standing relationship and involvement with us, which provides a unique understanding of our culture and business, as well as his ongoing role as the Board’s primary contact with our senior management team, which ensures that a constant flow of Company-related information is available. This flow of communication enables Mr. Dyne to identify issues, proposals, strategies and other considerations for future Board discussions and to assume the lead in many of the resulting discussions during Board meetings. Our Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes our appropriate level of risk. The Board regularly discusses with management our major risk exposures, their potential impact on us and the steps taken to manage these risks. In addition, the Board may retain, on such terms as determined by the Board, in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board in fulfilling its oversight responsibilities.

Compensation of Directors and Officers

Our Board of Directors is responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation. During the course of 2013, the Company utilized the services of a nationally recognized compensation consulting firm to recommend improvements to our executive and board compensation plans for alignment with our current business strategy.  The Board of Directors considered the results from this study in formulating compensation plans for our executives beginning in 2014.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally.  A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Director Nominations

We do not currently have a standing nominating committee of our Board of Directors. The entire Board of Directors performs the duties of the nominating committee and is responsible for considering and approving nominations of candidates for directors, including determining the appropriate qualifications and experience required of such candidates, and related matters.

In carrying out their function to nominate candidates for election to the Board of Directors, the Board considers the mix of skills, experience, character, commitment, and diversity of background of the Board of Directors at the time of such nominations. The Board of Directors believe that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the Board’s judgment, interfere with or limit such candidate’s ability to do so. The Board of Directors has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board.

The Board of Directors’ methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources including members of the Board of Directors, our executives, and other sources. The Board of Directors may also from time to time retain one or more third-party search firms to identify suitable candidates.

Our stockholders may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. The notice must be made in writing and include (1) the qualifications of the proposed nominee to serve on the Board of Directors, (2) the principal occupations and employment of the proposed nominee during the past five years, (3) directorships currently held by the proposed nominee and (4) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Pursuant to the Subscription Agreement we entered into with Kutula Holdings Ltd. in connection with Kutula’s 2013 investment in our common stock, we granted Kutula the right to nominate one member of the Company’s Board of Directors, so long as Kutula continues to hold at least 15,500,000 shares of our common stock. However, at this time Kutula has not elected to nominate a director.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted three methods by which our stockholders may communicate with the Board of Directors regarding matters of substantial importance to us. These methods are as follows:

Procedures for Submission of Communications Regarding Audit and Accounting Matters. Pursuant to the duties and responsibilities previously delegated to the audit committee of the Board of Directors in its audit committee charter, our Board of Directors adopted procedures for (1) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (2) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These functions previously assigned to the audit committee are now performed by the full Board of Directors. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the Board of Directors, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind. The “Complaint Procedures for Accounting and Auditing Matters” can be found on our website at www.talonzippers.com.

Code of Ethical Conduct. Our Code of Ethical Conduct identifies a mailing address of the Board of our outside counsel. This allows individuals to contact, via our counsel, Board of Directors’ members in connection with matters concerning the code and our overall ethical values and standards.

Investor Relations. Our investor relations manager, Rayna Hernandez, coordinates the response to all of our investor relations matters. Stockholders are free to contact Ms. Hernandez at info@talonzippers.com, or our Investor Relations Department, at 818-444-4100. Ms. Hernandez determines whether inquiries or other communications with respect to investor relations should be relayed to the Board of Directors or to management. Typical communications relayed to the Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in the section titled “Procedures for Submission of Communications Regarding Audit and Accounting Matters” above, and matters related to our code of ethical conduct addressed in the section titled “Code of Ethical Conduct” above.

COMPENSATION DISCUSSION AND ANALYSIS

The full Board of Directors is responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of officer compensation.

Our executive compensation program is administered by the Board of Directors.  The Board is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives; (2) administering our incentive-compensation and equity based plans; and (3) negotiating, reviewing and recommending the annual salary, bonus, stock awards and other benefits, direct and indirect, of the Chief Executive Officer, and other current and former executive officers.

The Board of Directors also has the authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities. During the course of 2013, the Company utilized the services of a nationally recognized compensation consulting firm to recommend improvements to our executive and board compensation plans for alignment with our current business strategy.  While the compensation consultant’s analysis did not affect 2013 executive compensation, the Board of Directors considered the results from this study in formulating compensation plans for our executives beginning in 2014.

Our named executive officers for 2016 were as follows:

●	Larry Dyne, Chief Executive Officer effective April 13, 2015 (Interim Chief Financial Officer commencing on July 22, 2016).

●	Gary Dyne, Executive Vice President of Global Sales commencing on May 7, 2015.

●	Peter Vaz, Vice President of Asia Operations commencing on May 7, 2015.

Compensation Philosophy

Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees. The specific objectives of our executive compensation program include the following:

●	Alignment – to align the interests of executives and stockholders through equity-based compensation awards;

●	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

●	Performance – to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and company performance.

In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

●	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

●

Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

●	Compensation of an executive is based on such individual’s role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

●

Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture. Annual performance of our company, primarily in terms of performance measured by an adjusted earnings before interest, taxes, depreciation and amortization for the year, and the executive are taken into account in determining annual bonuses that ensure a high pay-for-performance culture.

Compensation Elements

We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives and benefits and perquisites, in order to provide our employees with a competitive overall compensation package. The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations, performance and market practice. The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives. The Board typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations, and for changes in job responsibilities.

Management Incentive Bonuses

Management incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. These awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

Equity Incentives

Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Equity incentives are also provided to our executives to attract and enhance the retention of executives and to facilitate stock ownership by our senior executives. The Board of Directors also considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare and 401-K Benefits

The named executive officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event the employee terminates their employment for good reason. As described below, our employment agreement with Larry Dyne provides a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason.

Other Benefits

In order to attract and retain highly qualified executives, we provide some of our named executive officers with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we matched contributions for all employees up to 50% of an employee’s contribution to a maximum of $2,000 beginning in January 2014, subject to any limitations imposed by ERISA. Our foreign executive officer in our Hong Kong operations participates in a Mandatory Provident Fund (MPF) plan under which we matched 100% the mandatory contributions of all employees, which was calculated based on 5% of their income up to a maximum of HKD 1,500 or $194 per month, and amounted to HKD18,000 or $2,319 for the year ended December 31, 2016.

Other Factors Affecting Compensation

Accounting and Tax Considerations

We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

When making pay determinations for named executive officers, the Board considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals; (2) overall company performance and size relative to industry peers; (3) individual executive performance and expected contribution to our future success; (4) changes in economic conditions and the external marketplace and (5) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer. Ultimately, the Board uses its judgment when determining how much to pay our executive officers. The Board evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value.

The opinions of outside consultants may also be taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above.

The Board considers compensation information data gathered from annual reports and proxy statements from companies that the Board generally considers comparable to us; compensation of other Company employees for internal pay and equity purposes; and levels of other executive compensation plans from compensation surveys.

The Board sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

Factors Considered

In administering the compensation program for senior executives, including named executive officers, the Board considers the following:

●	Cash versus non-cash compensation. The pay elements are cash-based except for the long-term incentive program, which may be cash-based, equity-based, or a combination;

●	Prior year’s compensation. The Board of Directors considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants;

●

Adjustments to Compensation. On an annual basis, and in connection with setting executive compensation packages, the Board of Directors reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth and total stockholder return performance. In addition, the Board of Directors considers peer group pay practices, emerging market trends and other factors. No specific weighting is assigned to these factors nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on our and the individual executive’s performance; and

●	Application of discretion. It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person who served as Chief Executive Officer during 2016 and the two mostly highly compensated executive officers other than the Chief Executive Officer at the end of 2016 whose compensation exceeded $100,000 (referred to as “named executive officers”), information concerning all compensation earned for services to us in all capacities for 2016 and 2015.

	Year	Salary	Bonus (1)	Option Award (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (5)	Total
Larry Dyne
CEO, Interim CFO	2016	$425,000	$-	$162,298	$368,470	$51,377	$1,007,145
	2015	400,000	-	-	220,200	39,711	659,911
Gary Dyne
Executive VP Global Sales	2016	$220,000	$83,265	$51,933	$5,920	$42,572	$403,690
	2015	200,000	25,000	14,995	32,774	26,009	298,778
Peter Vaz (4)
Executive VP Asia Operations	2016	$201,003	$89,534	$51,935	$-	$4,982	$347,454
	2015	201,235	60,000	14,995	8,877	5,104	290,211

(1)

Bonus compensation consists of discretionary bonuses awarded to the named executives based upon performance. Bonuses are reported for the year in which they were earned and are generally paid in the first quarter of the subsequent year.

(2)

Option award represents the aggregate grant date fair value computed in accordance with ASC 718 with respect to option awards granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 of the Notes to Consolidated Financial Statements in our 2016 Annual Report as filed on Form 10-K. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(3)

Non-equity incentive plan compensation consists of awards from the earnings before interest, taxes, depreciation and amortization (“EBITDA”) Bonus Plan, a cash incentive plan, which was established pursuant to our employment agreement with Mr. Larry Dyne, or commissions based on sales for Mr. Gary Dyne and Mr. Vaz. Bonuses and commissions are reported for the year in which they were earned and are generally paid in the first quarter of the subsequent year.

(4)	Amount paid or accrued in HKD were translated to USD using the average exchange rate for the month they were paid or accrued in our financials.

(5)	All other compensation consists of the following (amounts in dollars):

	Year	Health and medical insurance premiums	Life and disability insurance	Company matching contributions under Defined Contribution Plans	Severance payments	Other personal benefits	Total
Larry Dyne
CEO, Interim CFO	2016	$27,714	$5,788	$2,000	$-	$15,875	$51,377
	2015	18,944	5,963	2,000	-	12,804	39,711
Gary Dyne
Executive VP Global Sales	2016	$33,229	$1,068	$2,000	$-	$6,275	$42,572
	2015	21,304	1,244	2,000	-	1,461	26,009
Peter Vaz (4)
Executive VP Asia Operations	2016	$2,140	$523	$2,319	$-	$-	$4,982
	2015	2,219	563	2,322	-	-	5,104

Executive Compensation

CEO and Interim CFO. The 2015 and 2016 base salary and other compensation for Larry Dyne, our Interim CFO effective July 22, 2016, our CEO effective April 13, 2015 and our President through April 10, 2015, were determined in accordance with our employment agreement and related amendments with Mr. Dyne. The terms and conditions established in this agreement were the result of consideration of our operating performance levels both prior to and at the time of entering into the agreement, comparative industry compensation levels and negotiations with Mr. Dyne. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Long-term equity in the form of options were granted to Mr. Dyne as an inducement to maximize performance and increase stockholder value. In 2016 and 2014, respectively, 1,250,000 and 1,000,000 shares of common stock were granted. The option grants were established to vest over a four-year period, with 25% of the options vesting twelve months after issuance and the remainder vesting and becoming exercisable in equal installments over thirty-six months after the first anniversary of issuance. The options have an exercise price of $0.14 and $0.21 per share, respectively, and have a term of ten years. On July 30, 2010, Mr. Dyne was granted an RSU Award for 5,778,500 shares of our common stock. The RSU Award vested 50% on a date which was 13 months following the grant date, and vested an additional 10% on each date which was 18, 24, 30, 36 and 42 months following the grant date, and was subject to full acceleration of vesting upon a change in control of our Company, as defined in the RSU Award agreement. In addition to the long term incentive, Mr. Dyne was entitled to receive an annual cash bonus in 2014, 2015 and 2016 in an amount equal to a percentage of his base salary upon the Company achieving actual adjusted EBITDA, revenue and gross profits within a range of targets, and achievement of specific objectives. The EBITDA bonus award under Mr. Dyne’s employment agreement and related amendments for 2014, 2015 and 2016 is shown in the table above as non-equity incentive plan compensation.

Executive Vice President of Global Sales. The compensation for Gary Dyne, our Executive Vice President Global Sales, is determined in accordance with our at-will employment agreement with Mr. Dyne. The terms and conditions established in this agreement were the result of consideration of our operating performance levels, and consistent with comparative industry compensation levels. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Long-term equity in the form of options were granted to Mr. Gary Dyne as an inducement to maximize performance and increase stockholder value. In 2016, 2015, and 2014, respectively, 400,000, 100,000 and 150,000 shares of common stock were granted. The option grants were established to vest over a four-year period, with 25% of the options vesting twelve months after issuance and the remainder vesting and becoming exercisable in equal installments over thirty-six months after the first anniversary of issuance. The options have an exercise price of $0.14, $0.16 and $0.21 per share, respectively, and have a term of ten years. Commission was paid to Mr. Gary Dyne based on the Company achieving (Talon Zipper and Talon Trim) adjusted direct margins goals as described in Mr. Gary Dyne’s 2015 commission plan. In addition, a discretionary incentive bonus was awarded for 2015 and 2016 based on Mr. Gary Dyne’s individual performance and contributions.

Executive Vice President of Asia Operations. The compensation for Peter Vaz, our Executive Vice President of Asia Operations, is as defined in his initial offer letter and in accordance with the standard terms of employment for our Hong Kong based employees.  Mr. Vaz’s base compensation was established as a result of consideration of our operating performance levels, consistent with comparative industry compensation levels, and evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value.  Long-term equity in the form of options were granted to Mr. Vaz as an inducement to maximize performance and increase stockholder value. In 2016, 2015, and 2014, respectively, 400,000, 100,000 and 150,000 shares of common stock were granted. The option grants were established to vest over a four-year period with 25% of the options vesting twelve months after issuance and the remainder vesting and becoming exercisable in equal installments over thirty-six months after the first anniversary of issuance. The options have an exercise price of $0.14, $0.16 and $0.21 per share, respectively, and have a term of ten years. Commission was paid to Mr. Vaz in 2015 for the period he was employed as Vice President of Asia Sales through May 7, 2015, based on the Company achieving (Talon Zipper and Talon Trim) adjusted direct margins goals  as described in Mr. Vaz’s 2015 commission plan.  In addition, a discretionary incentive bonus was awarded for 2015 and 2016 based on Mr. Vaz’s individual performance and contributions.

Grants of Plan-Based Awards in Fiscal 2016

The following table provides information about equity-awards granted to each named executive officer in 2016.

Name	Grant Date (1)	Approval Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/SH) (3)	Market Price on Grant Date ($/SH) (3)	Grant Date Fair Value of Option Awards ($)(4)
Larry Dyne	2/10/16	2/3/16	1,250,000	0.14	0.13	0.13
Gary Dyne	2/10/16	2/3/16	400,000	0.14	0.13	0.13
Peter Vaz	2/10/16	2/3/16	400,000	0.14	0.13	0.13

(1)

The grant date of an option award is the date that the Board of Directors fixes as the date the recipient is entitled to receive the award. The approval date is the date that the Board of Directors approves the award. Our policy is to set the exercise price of options as the average market price of the Company’s stock for the five trading days following the date of approval of the grant, and the actual grant date is the last day of such five day period.

(2)	Option awards have a 10 year term and vest over a four-year period.

(3)

The exercise price of option awards may differ from the market price on the date of grant. The exercise price of options granted in 2016 is equal to the average closing sales prices of our common stock for the five trading days prior to and including the grant date, as reported on the OTCQB, while the market price on the date of grant is the closing price of our common stock on that date.

(4)	The grant date fair value is generally the amount we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year 2016

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2016:

		Option Awards
		Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Larry Dyne	2/10/16	-	1,250,000	0.14	2/10/26
	8/14/14	583,333	416,667	0.21	8/14/24
	6/25/08	700,000	-	0.20	6/24/18
	8/6/09	510,000	-	0.09	8/6/19
Gary Dyne	2/10/16	-	400,000	0.14	2/10/26
	6/12/15	37,500	62,500	0.16	6/12/25
	8/14/14	87,500	62,500	0.21	8/14/24
	1/13/11	450,000	-	0.10	1/13/21
	8/12/08	40,000	-	0.18	8/12/18
	6/25/08	110,000	-	0.20	6/25/18
	6/22/07	45,000	-	1.01	6/22/17
Peter Vaz	2/10/16	-	400,000	0.14	2/10/26
	6/12/15	37,500	62,500	0.16	6/12/25
	8/14/14	87,500	62,500	0.21	8/14/24
	1/13/11	55,000	-	0.10	1/13/21
	8/12/08	245,000	-	0.18	8/12/18
	6/25/08	40,000	-	0.20	6/25/18
	6/22/07	210,000	-	1.01	6/22/17

(1)

These options become exercisable with respect to 25% of the total options shares at the end of one year from the date of the grant and the remaining shares become exercisable in 36 monthly installments equal to 1/48th of the Option shares on the last day of each calendar month thereafter until fully exercisable.

Option Exercises in Fiscal Year 2016

There were no options exercised by named executive officers during 2016.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Employment Agreements

We have entered into the following employment agreement and related amendments with Larry Dyne. Gary Dyne and Peter Vaz do not have an employment agreement with the Company.

Larry Dyne, CEO and Interim CFO. On July 30, 2010, we entered into an Executive Employment Agreement with Mr. Dyne as amended on June 15, 2012, November 8, 2013, August 7, 2014 and March 11, 2016. Mr. Dyne’s employment agreement, as amended, provided that he would continue to serve as our President. On April 13, 2015, Mr. Dyne was appointed as Chief Executive Officer of our Company, and was also appointed to our Board to fill the vacancy on the board resulting from the resignation of our former Chief Executive Officer. The employment agreement, as amended, has a term continuing through December 31, 2017, and may be extended to December 31, 2018. Pursuant to this agreement, Mr. Dyne received an annual base salary of $350,000 for the years ended December 31, 2012 and 2013. Starting on January 1, 2014, and through December 31, 2015, Mr. Dyne’s annual base salary increased to $400,000 and beginning on January 1, 2016 and through the remaining term of the agreement, Mr. Dyne’s annual base salary will be $425,000. Mr. Dyne’s base salary may be increased, but not decreased, at the discretion of the Board. Mr. Dyne is entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon the Company achieving actual adjusted EBITDA, revenue and gross profits within a range and meeting certain performance objectives as determined by the Board of Directors.

Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (1) severance payments equal to 18 months of Mr. Dyne’s base salary, (2) all options issued to Mr. Dyne shall remain outstanding for 18 months following termination, and (3) continued medical coverage for Mr. Dyne and his dependents for 18 months following termination.

Potential Severance Payments

Pursuant to Mr. Dyne’s Executive Employment Agreements as described above, Mr. Dyne will be entitled to receive severance benefits in the event that his employment is terminated due to his death or disability, by us without “cause” or by him for “good reason.” The following table sets forth severance payments and benefits that we would have been obligated to pay to Mr. Dyne assuming a triggering event had occurred under his employment agreement as of December 31, 2016:

Name	Cash Severance Payment ($)(1)	Non-Equity Incentive Plan Compensation ($)	Continuation of Health Benefits ($)	Total Severance Benefits ($)
Larry Dyne	719,985	368,470	27,508	1,115,963

(1)

Includes (a) earned and unpaid base salary through the date of termination, (b) accrued but unpaid vacation and (c) severance payments equal to 18 months of base salary for Mr. Dyne, payable in a lump sum or periodic payments as provided in the executive’s employment agreement, and (d) car allowance payments for Mr. Dyne due at the first day of the month during the severance period (18 months) as provided in the executive’s employment agreement.

Potential Change in Control Payments

Currently, there are no benefits payable to our named executive officers upon a change in control.

Director Compensation

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

The following table details the total compensation earned by our non-employee directors in 2016.

Name	Fees earned or paid in cash	Option awards	Total
Mark Dyne (1)	$29,000	$-	$29,000
David Ellis (2)	29,000	-	29,000
Morris D. Weiss (3)	14,500	-	14,500
Robert L. Golden (4)	29,000	-	29,000
Total	$101,500	$-	$101,500

(1)	As of December 31, 2016, Mr. Mark Dyne held options to purchase a total of 490,000 shares.

(2)	As of December 31, 2016, Mr. David Ellis held options to purchase a total of 400,000 shares.

(3)	Mr. Morris D. Weiss resigned from his position as board member on June 9, 2016.

(4)	As of December 31, 2016, Mr. Robert L. Golden held options to purchase a total of 200,000 shares.

Our current policy, adopted as of January 1, 2014, is to pay non-employee directors an annual retainer of $25,000 for service on our Board of Directors as well as $1,000 for their attendance at any meeting of the Board of Directors, regardless of whether such meeting is held in person or telephonically. In addition, our current policy is to annually grant to each non-employee director an option to purchase 50,000 shares of our common stock immediately following reelection as directors at each annual meeting of stockholders. The options vest in 12 equal monthly installments, and become fully vested one year from the date of grant.

Our Board of Directors does not have standing audit, compensation or nominating committees. The Board of Directors handles all audit, compensation and nominating committee matters. We also reimburse directors for their reasonable travel expenses incurred in attending board meetings or committee meetings.

The Board of Directors approved the foregoing new Board compensation policies effective for 2014 based, in part, on the results of a compensation study provided by a nationally recognized compensation consulting firm engaged by the Board in 2013.

Risk Assessment Regarding Compensation Policies and Practices

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on our Company.  Our base salary component of compensation does not encourage risk-taking because it is a fixed amount.  Our executive bonus plan for senior executives and our equity compensation awards have the following risk-limiting characteristics:

●

Cash awards to each executive officer under management incentive bonus plans are set in a market range and are limited by the terms of the plan for senior executives to a fixed maximum specified in the plan;

●	Equity and discretionary cash awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

●	Neither cash nor equity awards are tied to formulas that could focus executives on specific short-term outcomes;

●

Members of the Board of Directors approve the final cash incentive awards made under the executive bonus plan for senior executives in their discretion, after the review of executive and corporate performance;

●	Members of the Board of Directors approve all equity awards for senior executives in their discretion; and

●	An equity award’s value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term stockholder interests.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Party Transactions

We have adopted a policy that requires Board of Directors’ approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, us. Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to us, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

Reportable Related Party Transactions

Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and

●

 in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On August 10, 2015, we entered into a loan and reimbursement agreement (“Loan Agreement”) with Princess Investment Holdings Limited (“Princess Investment”) pursuant to which Princess Investment agreed to make available to the Company a loan of up to $3,000,000 (“Revolving Line of Credit”). Princess Investment may be deemed an affiliate of Kutula Holdings, Ltd., a significant stockholder of our company, which also has the contractual right to designate a director to our Board of Directors. Advances under the Loan Agreement initially accrued interest on the unpaid principal balance at an annual rate of 12.5%. Accrued interest on the Revolving Line of Credit was payable monthly beginning September 1, 2015, and the principal amount was payable in monthly installments beginning September 1, 2016 and continuing through the maturity date of August 10, 2018. Pursuant to the Loan Agreement, we issued Princess Investment warrants to purchase 1,000,000 shares of the Company’s common stock. The warrants are exercisable immediately upon issuance for a five-year period at an exercise price of $0.18 per share on a cashless basis. On August 11, 2015, we received an advance from Princess Investment under the Loan Agreement in the amount of $1,500,000, of which $1,440,278 was used to pay off the Term Loan Payable to Union Bank on August 12, 2015. The Company borrowed an additional $500,000 through December 21, 2015, and had an outstanding balance of $2,000,000 under the Revolving Line of Credit from Princess Investment at December 21, 2015.

On December 21, 2015, we entered into an amended and restated credit agreement (the “Princess Investment Credit Agreement”) with Princess Investment, which amended our existing Loan Agreement, dated August 10, 2015, with Princess Investment to, among other things, increase the borrowing availability under the Loan Agreement from $3,000,000 to $6,000,000 and extend the maturity date of the loan to December 21, 2020 (“the Maturity Date”).

Princess Investment will make advances under the Revolving Line of Credit from time to time as requested by the Company. We may prepay the Revolving Line of Credit at any time, and amounts prepaid may be re-borrowed through November 21, 2020. Pursuant to the terms of the amendment, the Revolving Line of Credit will accrue interest on the unpaid principal balance at an annual rate of 11.5%. Interest on the Revolving Line of Credit for the period from December 21, 2015 through December 1, 2016 was accrued and added to principal on December 1, 2016, and thereafter interest will be payable monthly in arrears. No principal payments will be due during the period ending December 31, 2017. Thereafter, principal will be payable $25,000 per month during the twelve months ended December 31, 2018, $35,000 per month during the twelve months ended December 31, 2019 and $50,000 per month during the twelve months ended December 31, 2020, with the remaining outstanding principal amount payable on the Maturity Date. The Princess Investment Credit Agreement continues to require payment of a $60,000 loan fee at maturity.

The payment and performance of all our indebtedness and other obligations to Princess Investment, including all borrowings under the Princess Investment Credit Agreement, are guaranteed by our subsidiaries Talon Technologies, Inc. and Tag-It Pacific Limited pursuant to a Guaranty Agreement entered into on August 10, 2015, as amended on December 21, 2015. The payment and performance of all of our indebtedness and other obligations to Princess Investment under the Princess Investment Credit Agreement and related agreements are secured by liens on substantially all of our assets and the assets of our subsidiary guarantors pursuant to a Pledge and Security Agreement entered into on August 10, 2015, as amended on December 21, 2015.

Pursuant to the Princess Investment Credit Agreement, the Company issued to Princess Investment warrants to purchase 2,000,000 shares of our common stock. The warrants are exercisable immediately upon issuance for a five-year period at an exercise price of $0.18 per share, and include a “cashless” exercise option.

On December 23, 2015, we received an advance from Princess Investment under the Princess Investment Credit Agreement in the amount of $2,000,000, of which $1,622,000 was used to pay in full all indebtedness outstanding under our Commercial Credit Agreement, dated December 31, 2013, with Union Bank, which indebtedness was scheduled to mature on December 31, 2015.

Total interest related to the Revolving Line of Credit for the year ended December 31, 2016 amounted to $487,816. Total financing costs related to the Revolving Line of Credit during the year ended December 31, 2016 amounted to $72,270, of which $60,000 will be paid upon maturity. The financing costs are being amortized over the three year term of the Revolving Line of Credit.

At December 31, 2016, the Company had an outstanding principal balance of $4,455,643 under the Revolving Line of Credit, and approximately $1,500,000 remained in available borrowings under the Revolving Line of Credit as of December 31, 2016.

Report of Board of Directors Performing the Functions of an Audit Committee

The functions customarily delegated to the audit committee are performed by our full Board of Directors. The Board of Directors has furnished the report set forth below.

The Board of Directors is responsible for overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes.

In fulfilling its responsibilities for the financial statements for fiscal year 2016, the Board of Directors:

●	Reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management and SingerLewak LLP, our independent registered public accounting firm;

●	Discussed with SingerLewak LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

●

Received written disclosures and a letter from SingerLewak LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Board of Directors discussed with SingerLewak LLP their independence; and

●

Based on its review of the audited financial statements and discussions with management and SingerLewak LLP, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Board of Directors also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Board of Directors determined appropriate.

The Board of Directors considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

The Board of Directors:

Mark Dyne

Larry Dyne

David Ellis

Robert L. Golden

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock as of April 18, 2017:

●	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common Stock;
●	each of our current directors and director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has shares voting or investment power with respect to such shares. Shares of Common Stock underlying warrants or options currently exercisable or exercisable within sixty (60) days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 18, 2017. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

As of April 18, 2017, we had 92,274,255 shares of Common Stock issued and outstanding. The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

	Common Stock
Name of Beneficial Owner	Shares	%

Executive Officers and Directors:
Larry Dyne (1)	7,645,822	8.1
Gary Dyne (2)	961,042	1.0
Peter Vaz (3)	860,042	*
Mark Dyne (6)	9,659,000	10.4
David Ellis (4)	400,000	*
Robert L. Golden (4)	200,000	*

Executive Officers and Directors as a Group (6 persons) (7)	19,725,906	20.3

5% Stockholders:
Kutula Holdings Ltd.	38,888,889	42.1
Fascinatio Boulevard 764
2909 VA Capelle aan den Ijssel,
Netherlands (8)

Perrtech Pty Limited	8,333,333	9.0
Level 3, 11 New South Head Road
Edgecliff NSW 2017, Sydney,
Australia

Lonnie D. Schnell (5)	5,218,097	5.7

North Star Investment Management Corporation	5,333,233	5.8
20 N. Wacker Drive, Suite 1416,
Chicago, Illinois 60606

*	Less than 1%.
(1)

Consists of (i) 5,357,697 shares of Common Stock and (ii) 2,288,125 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or become exercisable within 60 days.

(2)

Consists of (i) 40,000 shares of Common Stock and (ii) 921,042 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(3)

Consists of (i) 34,000 shares of Common Stock and (ii) 826,042 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(4)	Consists entirely of shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(5)	Consists entirely of shares of Common Stock.
(6)

Consists of (i) 9,169,000 shares of Common Stock and (ii) 490,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(7)

Consists of (i) 14,600,697 shares of Common Stock and (ii) 5,125,209 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(8)

Jean-Paul Defesche exercises voting and dispositive power over the securities held by Kutula Holdings Ltd., but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest in such securities.

The information as to shares beneficially owned has been individually furnished by our respective directors, named executive officers, and our other stockholders, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that during the year ended December 31, 2016, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

PRoposal NUMBER 2:     ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (or “Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company’s Proxy Statement for the annual meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board. The vote will not affect any compensation previously paid or awarded to any executive. The Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE COMPENATION OF OUR EXECUTIVE OFFICERS.

 Proposal NUMBER 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUTNING FIRM

Our Board of Directors performs the functions of the audit committee and is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Board of Directors has selected SingerLewak LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2017, and recommends that stockholders vote for ratification of such appointment. SingerLewak, LLP has audited our financial statements since the fiscal year ended December 31, 2005. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders as a matter of good corporate practice. Notwithstanding its selection, the Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the fiscal year if the Board believes that such a change would be in the best interest of Talon and its stockholders. If the stockholders do not ratify the appointment of SingerLewak LLP, the Board may reconsider its selection.

Representatives of SingerLewak LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of SingerLewak LLP are also expected to be available to respond to appropriate questions.

Services Provided by the Independent Auditors

Audit Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings were $344,000 and $354,000 for fiscal years 2016 and 2015, respectively.

Audit-Related Fees – The aggregate fees billed by our independent registered public accounting firm for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above) were $14,000 for fiscal year 2016 and none for fiscal year 2015.

Tax Fees - No fees were billed by our independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning for fiscal years 2016 and 2015.

All Other Fees – The aggregate fees billed by our independent public registered accounting firm for services rendered to us other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were none for fiscal year 2016 and 2015.

The Board of Directors approved all of the foregoing services provided by SingerLewak LLP.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Board of Directors has established a general policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the Board of Directors considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (1) would create a mutual or conflicting interest between the independent auditors and us, (2) would place the independent auditors in the position of auditing its own work, (3) would result in the independent auditors acting in the role of management or as our employee, or (4) would place the independent auditors in a position of acting as an advocate for us. Additionally, the Board of Directors considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

Required Vote

The approval of the ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2018 annual meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to such annual meeting must submit such proposal to us or our principal executive offices by January 9, 2018. In addition, in the event a stockholder proposal is not received by us by March 26, 2018, the Proxy to be solicited by the Board of Directors for the 2018 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2018 annual meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2018 annual meeting is advanced or delayed more than 30 days from the first anniversary of the date of the 2017 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2018 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2018 annual meeting. Upon determination by us that the date of the 2018 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the date of the 2017 annual meeting, we will publicly disclose such change.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

Our annual report on form 10-K which has been filed with the Securities and Exchange Commission for the year ended December 31, 2016, will be made available to stockholders without charge upon written request to Larry Dyne, Chief Financial Officer, Talon International, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

On behalf of the Board of Directors

/s/ Larry Dyne

Larry Dyne

Chief Executive Officer

TALON INTERNATIONAL, INC.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

April 19, 2017

TALON INTERNATIONAL, INC.

PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of TALON INTERNATIONAL, Inc., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Larry Dyne and Jamey Johns, or either of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 8, 2017 (the “Annual Meeting”), and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE “FOR” ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 1.	To elect the following nominees as directors:

Mark Dyne	☐ FOR	☐ WITHHOLD
Larry Dyne	☐ FOR	☐ WITHHOLD
David Ellis	☐ FOR	☐ WITHHOLD
Robert L. Golden	☐ FOR	☐ WITHHOLD

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

Item 2.	To approve by advisory vote the compensation of the Company’s executives.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3.	To ratify the selection of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 19, 2017 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated: _______________________________

Signature:_____________________________

Signature:_____________________________

Signature(s) of Stockholder(s)

(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

If your shares are held in street name, you must obtain a proxy (a “Proxy”), executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE